                        Gen-Net Lease Income Trust, Inc.
                            Minimum of 300,000 shares
                        And a Maximum of 2,500,000 shares
                                 of Common Stock

                                                                   Revised Draft
                                                                         5/14/02

                     Best Efforts Placement Agent Agreement

                                                              , 2002

Investors Capital Corporation
230 Broadway
Lynnfield, MA 01940

Dear Sirs:

     Gen-Net Lease Income Trust, Inc. (the "Company"), proposes to issue and sell to the public a minimum of 300,000 shares and a maximum of 2,500,000 shares of common stock of the Company referred to as the ("Securities"). The Company hereby confirms the arrangement made by it with respect to the designation of Investors Capital Corporation ("ICC") as the Exclusive Managing
Underwriter ("Underwriter") to offer to the public the Securities and to use its `best efforts' with regard thereto. This is not a firm commitment underwriting and ICC is not obligated to purchase any of the Securities from the Company.

1. Filing of Registration Statement with S.E.C. and Definitions. A Registration Statement and Prospectus on Form S-11 (File No. 333-72404) with respect to the Securities has been carefully and accurately prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the published rules and regulations (the "Rules and Regulations") thereunder or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such registration statement, including the prospectus, Part II, and all financial schedules and exhibits thereto, as amended at the time when it shall become effective, is herein referred to as the "Registration Statement," and any prospectus included as part of the Registration Statement on file with the Securities and Exchange Commission ("Commission") that discloses all the information that was omitted from the prospectus on any effective date pursuant to Rule 430A of the Rules and Regulations with any changes contained in any prospectus filed with the Commission by the Company with the Underwriters consent after the effective date of the Registration Statement, is herein referred to as the "Final Prospectus." The prospectus included as part of the Registration Statement of the Company and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a "Preliminary Prospectus."

2.   Commission, Delivery, and Sale of the Securities

     (a) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties, and agreements herein contained, the Underwriter agrees to offer and sell the Securities at a public offering price of $10.00 per share on a `Best Efforts' basis with a requirement that a minimum of $3,000,000 of said securities be `sold' within 60 days from the effective date of the registration statement and if the minimum is sold within the meaning of 1934 Act Rules 10b-9 and 15c2-4, then the offering may continue as to the unsold balance of shares for the period stated in the Prospectus. From the gross proceeds the Company will pay the Underwriter a gross commission of 7.25% to be deducted therefrom; in addition the Underwriter will be further compensated as described in Section 4(g) herein, the underwriter's additional expenses. In furtherance of its obligation under this Agreement, the Underwriter shall conduct appropriate and ongoing due diligence, run the books of the offering, enter into selling group arrangements with other participating broker/dealers, assist in road shows and road show preparations where appropriate, supervise the escrow agent and escrow account, and other such matters pertaining to the offering that are consistent with the foregoing.

     (b) Delivery of the Securities against payment of the purchase price, pursuant to the required Escrow Agreement, shall take place at the offices of ICC, within three (3) business days after the receipt of the minimum funds and subsequent distributions of proceeds from the offering (the initial and subsequent distributions), or such other location as the parties may agree.

     The Company will make the certificates for the shares of Common Stock hereunder available to the Underwriter for inspection and packaging at least two
(2) full business days prior to the initial distribution date. The certificates shall be in such names and denominations as the Underwriter may request to the Company in writing at least four (4) full business days prior to any distribution date.

     For all purposes herein, the term "Closing Date" shall mean that date on which the Commission declares the Registration Statement to be effective, or such other date as is mutually agreed upon in writing by the Company and the Underwriter.

3.   Representations and Warranties of the Company.

     (a) The Company represents and warrants to you as follows:

     (i) The Company has prepared and filed with the Commission a registration statement, and an amendment or amendments thereto, on Form S-11 (No. 333-72404), including any related Preliminary Prospectus for the registration of the Securities, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the Rules and Regulations. The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriter and will not file any other amendment thereto to which the Underwriter shall have objected verbally or in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the preliminary prospectus, financial statements, any schedules, exhibits and all other documents filed as a part thereof or that may be incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Rules and Regulations), is hereinafter called the "Registration Statement," and the form of prospectus in the form as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the "Final Prospectus."

     (ii) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Prospectus or the Registration Statement and no proceeding for an order suspending the effectiveness of any prospectus or the Registration Statement or any of the Company's securities has been instituted or is pending or threatened. Each such Prospectus and/or any supplement thereto has conformed in all material respects with the requirements of the Act and the Rules and Regulations and on its date did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; and when the Prospectus and any supplements thereto becomes legally effective and for twenty-five (25) days subsequent thereto (i) the Prospectus and/or any supplement thereto will contain all statements which are required to be stated therein by the Act and Rules and Regulations, and (ii) the Prospectus and/or any supplement thereto will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that no representations, warranties or agreements are made hereunder as to information contained in or omitted from the Prospectus in reliance upon, and in conformity with, the written information furnished to the Company by you.

     (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties or operations of the Company as a whole.

     (iv) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Securities, to enter into this "Best Efforts" Agreement, and to consummate the transaction provided for in such agreement, and such agreement has been duly and properly authorized, and on the Closing Date will be duly and properly executed and delivered by the Company. This Agreement constitutes and on the Closing Date will then constitute a valid and binding agreement of the Company enforceable in accordance with their respective terms, (except as the enforceability thereof may be limited by bankruptcy or other similar laws affecting the rights of creditors generally or by general equitable principles, and except as the enforcement of indemnification provisions may be limited by federal or state securities laws.

     (v) Except as disclosed in the Prospectus, the Company is not in violation of its respective certificate or articles of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Company is a party or by which it may be bound or is not in material violation of any law, order, rule, regulation, writ, injunction or decree of any governmental instrumentality or court, domestic or foreign; and the execution and delivery of this Agreement and the consummation of the transactions contemplated therein and in the Prospectus and compliance with the terms of each such agreement will not conflict with, or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under, or result in the imposition of any material lien, charge or encumbrance upon any of the property or assets of the Company pursuant to, any material bond, debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Company is a party nor will such action result in the material violation by the Company of any of the provisions of its respective certificate or articles of incorporation or bylaws or any law, order, rule, regulation, writ, injunction, decree of any government, governmental instrumentality or court, domestic or foreign, except where such violation will not have a material adverse effect on the financial condition of the Company.

     (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the Company will have the adjusted capitalization set forth therein on the Closing Date; provided that the Company may issue additional shares to the extent disclosed in the Final Prospectus; all of the shares of issued and outstanding capital stock of the Company set forth therein have been duly authorized, validly issued and are fully paid and nonassessable; the holders thereof do not have any rights of rescission with respect thereto and are not subject to personal liability for any obligations of the Company by reason of being stockholders under the laws of the State in which the Company is incorporated; none of such outstanding capital stock is subject to or was issued in violation of any preemptive or similar rights of any stockholder of the Company; and such capital stock (including the Securities,) conforms in all material respects to all statements relating thereto contained in the Prospectus.

     (vii) The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement or as described in the Prospectus. The Securities are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform in all material respects to the respective descriptions thereof contained in the Prospectus; except for payment of the applicable purchase price payable upon exercise of the options or warrants, as the case may be the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will conform with all legal requirements therefor. Upon the issuance and delivery pursuant to the terms hereof of the Securities sold by the Company hereunder, the purchasers will acquire good and marketable title to such Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever other than restrictions as may be imposed under the securities laws.

     (viii) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described or referred to in the Prospectus or which are not materially significant or important in relation to its business or which have been incurred in the ordinary course of business or for taxes not yet due and payable and except for a security interest granted to the Company's lender; except as described in the Prospectus all of the leases and subleases under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and the Company is not in material default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted to the Company by anyone adverse to the Company's rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above or affecting or questioning the Company's right to the continued possession of the leased or subleased premises or assets under any such lease or sublease; and the Company owns or leases all such properties as are necessary to its operations as now conducted and as contemplated to be conducted, except as otherwise stated in the Prospectus.

     (ix) The financial statements, together with related notes, set forth in the Prospectus fairly present in all material respects the financial position and results of operations of the Company at the respective dates and for the respective periods to which they apply. Said statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved but any stub period has not been audited by an independent accounting firm. There has been no material adverse change or material development involving a prospective change in the condition, financial or otherwise, or in the prospects, value, operation, properties, business or results of operations of the Company whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus.

     (x) Subsequent to the respective dates as of which information is given in the Prospectus as it may be amended or supplemented, and except as described in the Prospectus, the Company has not, directly or indirectly, incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business or entered into any transactions not in the ordinary course of business, which are material to the business of the Company as a whole and there has not been any change in the capital stock of, or any incurrence of long term debts by, the Company or any issuance of options, warrants or rights to purchase the capital stock of the Company or declaration or payment of any dividend on the capital stock of the Company or any material adverse change in the condition (financial or other), net worth or results of operations of the Company as a whole and the Company has not become a party to, any material litigation whether or not in the ordinary course of business.

     (xi) To the knowledge of the Company, except as disclosed in the Prospectus there is no pending or threatened, action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business or prospects of the Company as a whole or might materially and adversely affect the properties or assets of the Company as a whole nor are there any actions, suits or proceedings against the Company related to environmental matters or related to discrimination on the basis of age, sex, religion or race which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company as a whole; and no labor disturbance by the employees of the Company individually exists or is, to the knowledge of the Company, imminent which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company as a whole.

     (xii) Except as may be disclosed in the Prospectus, the Company has properly prepared and filed all necessary federal, state, local and foreign income and franchise tax returns, has paid all taxes shown as due thereon, has established adequate reserves for such taxes which are not yet due and payable, and does not have any tax deficiency or claims outstanding, proposed or assessed against it.

     (xiii) Except as may be disclosed in the Prospectus, the Company has sufficient licenses, permits, right to use trade or service marks and other governmental authorizations currently required for the conduct of its business as now being conducted and as contemplated to be conducted and the Company is in all material respects complying therewith. Except as set forth in the Prospectus, the expiration of any such licenses, permits, or other governmental authorizations would not materially affect the Company's operations. To its knowledge, none of the activities or businesses of the Company are in material violation of, or cause the Company to materially violate any law, rule, regulations, or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality the violation of which would have a material adverse effect on the business properties or financial condition of the Company taken as a whole.

     (xiv) The Company has not at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contribution, or (ii) made any payment to any state, federal or

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foreign governmental officer or official, or other person charged with similar public or quasipublic duties, other than payments required or allowed by applicable law.

     (xv) Except as set forth in the Prospectus the Company knows of no outstanding claims for services either in the nature of a finder's fee, brokerage fee or otherwise with respect to this financing for which the Company or the Underwriters may be responsible, or which may affect the Underwriters' compensation as determined by the National Association of Securities Dealers Regulation, Inc. ("NASD") except as otherwise disclosed in the Prospectus or known by the Underwriters.

     (xvi) The Company has its property adequately insured against loss or damage by fire and maintains such other insurance as is customarily maintained by companies in the same or similar business.

     (xvii) Reserved

     (xviii) Except as set forth in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

     (xix) The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and, is in substantial compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the best of the Company's knowledge, there are no pending investigations involving the Company, by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or to its knowledge involving the Company, or any predecessor entity, and none has ever occurred. There is no representation question pending respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. There is no grievance or arbitration proceeding pending or to its knowledge threatened under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company is pending, or, to its knowledge is imminent; and the Company is not aware of any pending or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which may result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company.

     (xx) Except as may be set forth in the Registration Statement, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(l) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the "Code"), which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. The Company has never completely or partially withdrawn from a "multi-employer plan."

     (xxi) None of the Company, or any of its employees, directors, stockholders, or affiliates (within the meaning of the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (xxii) Except as disclosed in the Prospectus, none of the patents, patent applications, trademarks, service marks, trade names, copyrights, and licenses and rights to the foregoing presently owned or held by the Company, are

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in dispute or, to the knowledge of the Company's management are in any conflict with the right of any other person or entity. The Company (i) except as disclosed in the Prospectus owns or has the right to use, all patents, trademarks, service marks, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, and except as set forth in the Prospectus or otherwise disclosed to the Underwriters in writing, to the best knowledge of the Company's management is not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

     (xxiii) Except as disclosed in the Prospectus the Company owns and has adequate right to use to the best knowledge of the Company's management all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company. The Company is not aware of any such development of similar or identical trade secrets or technical information by others. In the event the Company has valid and binding confidentiality agreements with all of its officers, covering its intellectual property (subject to the equitable powers of any court), such agreements have remaining terms of at least two years from the effective date of the Registration Statement except where the failure to have such agreements would not materially and adversely effect the Company's business taken as a whole. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus, to be owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable.

     (xxiv) Zwick & Steinberger, P.L.L.C, whose reports are filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

     (xxv) The Company has agreed to execute and has caused to be duly executed agreements pursuant to which each of the Company's officers and directors and stockholders of the common stock outstanding and any person or entity deemed to be an affiliate of the Company pursuant to the Rules and Regulations of the SEC, has agreed not to, directly or indirectly, sell, assign, transfer, hypothecate, or otherwise dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) for a period of not less than eighteen) (18) months following such effective date of the Company.

     (xxvi) Reserved

     (xxvii) Except as set forth in the Prospectus or disclosed in writing to the Underwriters (which writing specifically refers to this Section), no officer or director of the Company, holder of 5% or more of securities of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or
(ii) a beneficiary interest in any contract or agreement (other than a subscription agreement) to which the Company is a party or by which it is or may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions" or disclosed in writing to the Underwriters (which writing specifically refers to this Section) there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, principal stockholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

     (xxviii) Any certificate signed by any officer of the Company, and delivered to the Underwriter or to the Underwriters' counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     (xxix) Each of the minute books of the Company has been made available to the Underwriter and contains a complete summary of all meetings and actions of the directors and stockholders of the Company, since the time of its incorporation and reflect all transactions referred to in such minutes accurately in all respects.

     (xxx) Reserved

     (xxxi) Except and only to the extent described in the Prospectus or disclosed in writing to the Underwriter (which writing specifically refers to this Section), no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company. Except as disclosed in the Prospectus, all rights so described or disclosed have been waived or have not been triggered with respect to the transactions contemplated by this Agreement.

     (xxxii) The Company has not entered into any employment agreements with its executive officers, except as disclosed in the Prospectus.

     (xxxiii) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Securities pursuant to the Prospectus and the Registration Statement, and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Securities, except such as have been or may be obtained under the Act, otherwise or may be required under state securities or blue sky laws in connection with the Underwriters' distribution of the Securities to be sold by the Company hereunder or may be required by the Rules of the National Association of Securities Dealer, Inc. ("NASD").

     (xxxiv) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable against the Company, in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-11, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

     (xxxv) Within the past five (5) years, none of the Company's independent public accountants has brought to the attention of the Company's management any "material weakness" as defined in the Statement of Auditing Standard No. 60 in any of the Company's internal controls.

5.   Covenants of the Company. The Company covenants and agrees with you that:

     (a) The Company will reasonably cooperate in all respects in making the Prospectus effective and will not at any time, whether before or after the effective date, file any amendment to or supplement to the Registration Statement of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have reasonably objected or which is not in material compliance with the Act and the Rules and Regulations or applicable state law.

     As soon as the Company is advised thereof, the Company will advise you, and confirm the advice in writing, of the receipt of any comments of the Commission or any state securities department, when the Registration Statement becomes effective if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A, of the effectiveness of any posteffective amendment to the

Registration Statement or Prospectus, or the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission or any state securities department for amendment of the Prospectus or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance of any stop order suspending the effectiveness of the Prospectus or any order preventing or suspending the use of any Prospectus or any order suspending trading in the Common Stock of the Company, or of the suspension of the qualification of the Securities for offering in any jurisdiction, or of the institution of any proceedings for any such purposes, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting or dismissal thereof.

     The Company has caused to be delivered to you copies of such Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by law. The Company authorizes you and the dealers to use the Prospectus and such copies of the Prospectus in connection with the sale of the Securities, for such period as in the opinion of your counsel and our counsel the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations but not to exceed the one year limitation period of this offering. The Company will prepare and file with the states, promptly upon your request, any such amendments or supplements to the Prospectus, and take any other action, as, in the opinion of your counsel, may be necessary or advisable in connection with the initial sale of the Securities, and will use its best efforts to cause the same to become effective as promptly as possible.

     In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with the initial sale of the Securities, of any event of which the Company has knowledge and which materially affects the Company, or the securities thereof, and which should be set forth in an amendment of or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required under the Act to be delivered, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Rules and Regulations or any other law, the Company will forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The preparation and furnishing of any such amendment or supplement to the Prospectus or supplement to be attached to the Prospectus shall be without expense to you.

     The Company will to the best of its ability comply with the Act, the Exchange Act and applicable state securities laws so as to permit the initial offer and sales of the Securities under the Act, the Rules and Regulations, and applicable state securities laws.

     (b) If the Securities are not listed on any Exchange or on Nasdaq, the Company will cooperate to qualify the Securities for initial sale under the securities laws of such jurisdictions as you may designate and will make such applications and furnish such information as may be required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long as the Underwriters may reasonably request.

     (c) So long as any of the Securities remain outstanding in the hands of the public, the Company, at its expense, will annually furnish to its shareholders a report of its operations to include financial statements audited by independent public accountants, and will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with statements of operations, shareholders' equity, and changes in cash flow of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent public accountants.

     (d) The Company will deliver to you at or before the Closing Date three signed copies of the signature pages to the Registration Statement evidencing electronic filing for the original filing and for any amendments. The Company will deliver to you, from time to time until the effective date of the Final Prospectus, as many copies of the Preliminary Prospectus as you may reasonably request. The Company will deliver to you on the effective date of the Prospectus and thereafter for so long as a Prospectus is required to be delivered under the Act and the Rules and

Regulations as many copies of the Final Prospectus, in final form, or as thereafter amended or supplemented, as you may from time to time reasonably request.

     (e) The Company will apply the net proceeds from the sale of the Securities substantially in the manner set forth under "Use of Proceeds" in the Prospectus. No portion of the proceeds shall be used, directly or indirectly, to acquire any securities issued by the Company, without the prior written consent of the Underwriters.

     (f) As soon as it is practicable, but in any event not later than the first
(lst) day of the fifteenth (15th) full calendar month following the effective date of the Registration Statement, the Company will make available to its security holders and the Underwriter an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations.

     (g) Non-Accountable Expense Allowance and other Costs and Expenses.

     The Company shall pay to the Underwriters at each distribution date, and to be deducted from the purchase price for the Securities, an amount equal to seven and one-quarter percent (7.25%) of the total proceeds received by the Company from the sale of the Securities at such distribution date, less in the case of the initial distribution, the sum of $50,000 previously paid by the Company. The 7.25% amount includes 1.50% to the Managing Underwriter, .25% to the Managing Underwriter for Due Diligence, 0.50% payment to broker-dealers and a selling concession of 5%. If the sale of the Securities by the Underwriter is not consummated for any reason not attributable to the Underwriter, or if (i) the Company withdraws the Registration Statement from the Commission or does not proceed with the public offering, or (ii) the representations in Section 3 hereof are not correct or the covenants cannot be complied with, or (iii) there has been a materially adverse change in the condition, prospects or obligations of the Company or a materially adverse change in stock market conditions from current conditions, all as determined by the Underwriters, then the Company shall reimburse the Underwriters for their out of pocket expenses including without limitation its legal fees and disbursements all on an accountable basis but not to exceed $75,000 and if any excess remains, such excess will be returned to the Company. However, in the event any unaccounted for portion of the $50,000 advanced to the Underwriter for non-accountable expenses remains, the Underwriter will reimburse the Company for any remaining amount.

     Costs and Expenses.

     Subject to the provisions above the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to, the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement and Prospectus (including the fee of the Commission, any securities exchange and the NASD in connection with the filing required by the NASD relating to the offering of the Securities contemplated hereby); all expenses, including fees of counsel, which shall be due and payable in connection with the qualification of the Securities under the state securities or blue sky laws; the cost of furnishing to you copies of the Prospectus, this Agreement, the cost of printing the certificates representing the Securities and of preparing and photocopying the Underwriting Agreement, the cost of three underwriter's bound volumes, any advertising costs and expenses, including but not limited to the Company's expenses on "road show" information meetings and presentations, prospectus memorabilia, issue and transfer taxes, if any. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus of or any supplement to be attached to the Prospectus.

     (h) Reserved

     (i) During a date five years after the date hereof, the Company will file Form 8-K where required and, as soon as practicable deliver to the Underwriters:

          (1) as soon as they are available, copies of all reports (financial or other) mailed to shareholders;

          (2) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

          (3) however, every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was prepared and released by or on behalf of the Company to be delivered only to the underwriters not the shareholder unless the Company deems otherwise; and

          (4) any additional information of a public nature concerning the Company (and any future subsidiaries) or its businesses which the Underwriters may reasonably request.

     During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

     (j) The Company will name itself as the Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, it shall name a Registrar (which may be the same entity as the Transfer Agent) for the Securities.

     (k) The Company will furnish to the Underwriter or on the Underwriters' order, without charge, at such place as the Underwriter may designate, copies of each Preliminary Prospectus, the Final Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Underwriters may request.

     (l) Neither the Company nor any of its officers, directors, stockholders or any of its affiliates will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any of the Company's securities.

     (m) Reserved

     (n) Reserved

     (o) As soon as practicable, after the effective date of the Registration Statement file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Securities.

     (p) Until the completion of the distribution of the Securities, the Company shall not without the prior written consent of the Underwriter and its counsel which consent shall not be unreasonably withheld or delayed, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

     (q) Reserved

     (t) Reserved

     (u) The Company subject to its approval, agrees for a period of two years after the Closing Date, that the Underwriter may designate one person at its discretion to attend board meetings as an observer which approval shall not unreasonably be withheld.

6. Covenants of the Underwriter. The Underwriter covenants and agrees with the Company that:

     (a) the Underwriter will immediately notify the Company in the event that the Underwriter is notified by the Commission or any state securities department of any request made by the Commission or any state securities department of the issuance of any stop order suspending the effectiveness of the Prospectus or any order preventing or suspending the use of any Prospectus or any order suspending trading in the Common Stock of the Company, or of the suspension of the qualification of the securities for offering in any jurisdiction, or of the institution of any proceedings for any such purposes, and the Underwriter will use its best efforts to prevent the issuance of any such order, and, if issued, will assist in the obtaining as soon as possible the lifting or dismissal thereof

     (b) the Underwriter and its selling personnel are fully licensed to sell the Company's securities in all jurisdictions where offers and/or sales are made by such persons.

     7. Conditions of the Underwriters' Obligations. The obligation of the Underwriter to offer and sell the Securities is subject to the accuracy in all material respects (as of the date hereof, and as of the Closing Date) of and compliance in all material respects with the representations and warranties of the Company to the performance by it of its agreement and obligations hereunder and to the following additional conditions:

     (a) The Registration Statement shall have become effective as and when cleared by the Commission, and you shall have received notice thereof, on or prior to any closing date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or similar purpose shall have been instituted or shall be pending, or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters; and qualification, under the securities laws of such states as you may designate, of the issue and sale of the Securities upon the terms and conditions herein set forth or contemplated and containing no provision unacceptable to you shall have been secured, and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under such law.

     (b) On the Closing Date and, with respect to the letter referred to in subparagraph (iv), as of the date hereof, you shall have received:

     (i) the opinion, together with such number of signed or photostatic copies of such opinion as you may reasonably request, addressed to you by David A. Sims, P.C., Michigan counsel for the Company, in form and substance reasonably satisfactory to the Underwriters and William M. Prifti, Esq., counsel to the Underwriter, dated as of the closing date, to the effect that:

     (A) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction in which it is incorporated and has all necessary corporate power and authority to carry on its business as described in the Prospectus.

     (B) The Company is qualified to do business in Michigan.

     (C) To the knowledge of counsel based solely on counsel's representation of the Company, the Company had authorized and outstanding capital stock as set forth in the Prospectus under the heading "Capitalization" as of the date set forth therein, and all of such issued and outstanding shares of capital stock have been duly and validly authorized and issued, and to the knowledge of such counsel are fully paid and nonassessable, and to the knowledge of such counsel no stockholder of the Company is entitled to any preemptive rights to subscribe for, or purchase shares of the capital stock and to the knowledge of such counsel none of such securities were issued in violation of the preemptive rights of any holders of any securities of the Company.

     (D) To the knowledge of counsel based solely on counsel's representation of the Company, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, and except as described in the Prospectus. The Common Stock conforms in all material respects to the respective descriptions thereof contained in the Prospectus. The outstanding shares of Common Stock, upon issuance and delivery and payment therefore in the manner described herein, will be, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, by-laws, other governing documents or any agreement or other instrument known to such counsel to which the Company is a party or by which it is bound.

     (E) The certificates representing the Securities conform with all legal requirements therefore, has been duly authorized and reserved for issuance and when issued and delivered i will be duly and validly issued, fully paid and nonassessable.

     Such opinion shall be updated and supplemented in the event of a material change in any one or more of the foregoing. Such opinion shall also cover such other matters incident to the transactions contemplated hereby and the offering Prospectus as you or counsel to the Underwriter shall reasonably request. In rendering such opinion, to the extent deemed reasonable by them, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact of which the maker of such certificate has knowledge.

     (ii) the opinion, together with such number of signed or photostatic copies of such opinion as the Underwriter may reasonably request, addressed to the Underwriter by Lieben, Whitted, Houghton, Slowiaczek & Cavanagh, P.C., L.L.O., counsel to the Company, in form and substance reasonably satisfactory to the Underwriter and William M. Prifti, Esq., counsel to the Underwriter, dated as of the Closing Date, to the effect that:

     (A) To the knowledge of counsel based solely on counsel's representation of the Company, the Company has the full corporate power and authority to enter into this Agreement and to consummate the transactions provided for therein and such Agreement has been duly and validly authorized, executed and delivered by the Company. This Agreement, assuming due authorization, execution and delivery by each other party thereto, constitutes a legal, valid and binding agreement of the Company and provided that no opinion need be given as to the enforceability of any indemnification or contribution provisions, and none of the Company's execution or delivery of this Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or results in any material breach or violation of any of the terms or provisions of, or constitutes a material default under, or result in the creation or imposition of any material lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of (A) the articles of incorporation or by-laws of the Company, (B) any material license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company, whether domestic or foreign.

     (B) To the knowledge of counsel based solely on counsel's representation of the Company, the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, and except as described in the Prospectus. The Common Stock conforms in all material respects to the respective descriptions thereof contained in the Prospectus. The outstanding shares of Common Stock, upon issuance and delivery and payment therefore in the manner described herein, will be, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, by-laws, other governing documents or any agreement or other instrument known to such counsel to which the Company is a party or by which it is bound.

     (C) To the knowledge of counsel based solely on counsel's representation of the Company, there are no claims, suits or other legal proceedings pending or threatened against the Company in any court or before or by any governmental body which might materially affect the business of the Company or the financial condition of the Company as a whole, except as set forth in the Prospectus.

     (D) To the knowledge of counsel based solely on counsel's representation of the Company, there are no legal or governmental proceedings, actions, arbitrations, investigations, inquiries or the like pending or threatened against the Company of a character required to be disclosed in the Prospectus which have not been so disclosed, questions the validity of the capital stock of the Company or this Agreement or might adversely affect the condition, financial or otherwise, or the prospects of the Company or which could adversely affect the Company's ability to perform any of its obligations under this Agreement.

     (E) To the knowledge of counsel based solely on counsel's representation of the Company, no consent, approval, order or authorization from any regulatory board, agency or instrumentality having jurisdiction over the Company, or its properties (other than registration under the Act or qualification under state or foreign securities law or approval by the NASD) is required for the valid authorization, issuance, sale and delivery of the Securities.

     (F) To the knowledge of counsel based solely on counsel's representation of the Company, the Registration Statement and any amendment or supplement (when such documents became effective with the Commission) (other than the financial statements including the notes thereto and supporting schedules and other financial and statistical information derived therefrom, and the prior performance information, as to which counsel need express no comment) does not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Such opinion shall be updated and supplemented in the event of a material change in any one or more of the foregoing. Such opinion shall also cover such other matters incident to the transactions contemplated hereby and the offering Prospectus as you or counsel to the Underwriter shall reasonably request. In rendering such opinion, to the extent deemed reasonable by them, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact of which the maker of such certificate has knowledge.

     (iii) a certificate, signed by the Chief Executive Officer and the Principal Financial or Accounting Officer of the Company dated the Closing Date and subsequent closing dates, if any, to the effect that with regard to the Company, each of the conditions set forth in Section Seven has been satisfied.

     (iv) a letter, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriter in all respects (including the nature of the changes or decreases, if any, referred to in clause (D) below), from Zwick & Steinberger, P.L.L.C., and as to clause (D) below from Darnell and Meyering, CPAs, dated, respectively, as of the effective date of the Registration Statement and as of the Closing Date:

     (A) Confirming that they are independent public accountants with respect to the Company and its consolidated subsidiaries, if any, within the meaning of the Act and the applicable published Rules and Regulations.

     (B) Stating that, in their opinion, the financial statements, related notes and schedules of the Company and its consolidated subsidiaries, if any, included in the Registration Statement examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder.

     (C) Stating that, with respect to the period from December 31, 2001 to a specified date ("specified date") not earlier than five (5) business days prior to the date of such letter, they have read the minutes of meetings of the stockholders and board of directors (and various committees thereof) of the Company and its consolidated subsidiaries, if any, for the period from December 31, 2001 through the specified date, and made inquiries of officers of the Company and its consolidated subsidiaries, if any, responsible for financial and accounting matters and, especially as to whether there was any decrease in sales, income before extraordinary items or net income as compared with the corresponding period in the preceding year; or any change in the capital stock of the Company or any change in the long term debt or any increase in the short-term bank borrowings or any decrease in net current assets or net assets of the Company or of any of its consolidated subsidiaries, if any, and further stating that while such procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards, nothing came to their attention which caused them to believe that during the period from June 30, 2000, through the specified date there were any decreases as compared with the corresponding period in the preceding year in sales, income before extraordinary items or net income; or any change in the capital stock of the Company or consolidated subsidiary, if any, or any change in the long term debt or any increase in the short-term bank borrowings (other than any increase in short-term bank borrowings in the ordinary course of business) of the Company or any consolidated subsidiary, if any, or any decrease in the net current assets or net assets of the Company or any consolidated subsidiary, if any; and

     (D) Stating that they have carried out certain specified procedures (specifically set forth in such letter or letters) as specified by the Underwriter (after consultations with Zwick & Steinberger P.L.L.C. relating to such procedures), not constituting an audit, with respect to certain tables, statistics and other financial data in the Prospectus specified by the Underwriter and such financial data not included in the Prospectus but from which information in the Prospectus is derived, and which have been obtained from the general accounting records of the Company or consolidated subsidiaries, if any, or from such accounting records by analysis or computation, and having compared such financial data with the accounting records of the Company or the consolidated subsidiaries, if any, stating that they have found such financial data to agree with the accounting records of the Company.

     (c) At the Closing Date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of such closing date; (ii) the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and in all material respects conform to the requirements thereof, and neither the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in light of the circumstances under which they were made, in order to make the statements therein not misleading; (iii) there shall have been since the respective dates as of which information is given no material adverse change in the business, properties or condition (financial or otherwise), results of operations, capital stock, long-term debt or general affairs of the Company from that set forth in the Prospectus, except changes which the Prospectus indicates might occur after the effective date of the Prospectus, and the Company shall not have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Prospectus and which would be required to be set forth in the Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company which would be required to be set forth in the Prospectus, and no proceedings shall be pending or threatened against the Company or any subsidiary before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company.

     (e) Reserved

     (f) Reserved

     (g) Reserved.

     If any condition to the Underwriters obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

8. Conditions of the Company's Obligations. The obligation of the Company to sell and deliver the Securities is subject to the following:

     (a) The provisions regarding the effective date, as described in
         Section 10.

     (b) At the Closing Date and any subsequent distribution date, no stop order suspending the effectiveness of the Prospectus shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission or by any state securities department.

9. Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and its employees and each person, if any, who controls you within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (which shall, for any purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which each Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission made in the Prospectus, or such amendment or supplement to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which is in reliance upon and in conformity with written information furnished by the Company to you specifically for use in the preparation thereof, and provided further that the indemnity agreement contained in this subsection (a) shall not inure to the benefit of you with respect to any person asserting any such loss, claim, damage or liability who has purchased the Securities which are the subject thereof if you or any participants failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Securities to such person and except that, with respect to any untrue statement or omission or any alleged untrue statement or omission, made in any Pre-Effective Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or to any person controlling any such underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned to the extent that such untrue statement or omission, or alleged untrue statement or omission, has been corrected in a later Pre-Effective Prospectus or in the Final Prospectus unless the Underwriter circulated a later Pre-Effective Prospectus or the Final Prospectus to such person.

     (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was made in the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof and from and against any and all losses caused by an untrue statement or alleged untrue statement of a material fact contained in the Prospectus (if used within the Applicable Period and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the person asserting such losses purchased Securities from such Underwriter and a copy of the Final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity will be in addition to any liability which any Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that, if the indemnified party is you or a person who controls you, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both you or such controlling person and the indemnifying party and you or such controlling person shall have been advised by such counsel that there is a conflict of interest which would prevent counsel for the indemnifying party from representing the indemnifying party and you or such controlling person (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of you or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction or which are consolidated into the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for you and all such controlling persons, which firm shall be designated in writing by you). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

     10. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) the indemnifying party makes a claim for indemnification pursuant to Section 7 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Underwriters, then the Company and the Underwriters in the aggregate shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
fees) in either such case (after contribution from others) in such proportions that the Underwriters are responsible in the aggregate for that portion of such losses, claims, damages or liabilities determined by multiplying the total amount of such losses, claims, damages or liabilities times the difference between the public offering price and the commission to the Underwriter and dividing the product thereof by the public offering price, and the Company, if applicable, shall be responsible for that portion of such losses, claims, damages or liabilities times the commission to the Underwriters and dividing the product thereof by the public offering price; provided, however, that the Underwriters shall not be required to so contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Underwriters hereunder if such allocation is not permitted by applicable law, then the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. No person guilty of a fraudulent misrepresentation (within the meaning of Section 12(2) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under
Section 12 of the Act other than the Company and the Underwriter. As used in this paragraph, the term "Underwriters" includes any person who controls the Underwriters within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then any Underwriter and each person who controls any Underwriter shall be entitled to contribution from the Company, to the full extent permitted by law.

     11. Effective Date. This Agreement shall become effective at 10:00 a.m. New York time on the next full business day following the effective date of the Registration Statement, or at such other time after the effective date of the Prospectus as you in your discretion shall first commence the public offering of any of the Securities covered thereby, provided, however, that at all times the provisions of Sections 7, 8, 9 and 11 shall be effective.

     12. Termination.

          a. This Agreement, may be terminated at any time prior to completion of the offering period by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by you for the sale of the Securities agreed to be sold hereunder by reason of (i) the Company as a whole having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities of the Company having been suspended by a state securities administrator or by the Commission, (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof) or trading on the New York Stock Exchange, American Stock Exchange, or in the over-the-counter market shall have been suspended, (iv) a banking moratorium having been declared by federal or New York State authorities, (v) an outbreak or escalation of hostilities or other national or international calamity having occurred, (vi) the passage by the Congress of the United States or by any state legislative body, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is believed likely by you to have a material impact on the business, financial condition or financial statements of the Company; or (vii) any material adverse change having occurred, since the respective dates as of which information is given in the Prospectus, in the condition, financial or otherwise, of the Company as a whole, whether or not arising in the ordinary course of business.; if you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10 or in
Section 9, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

          b. This Agreement may be terminated by the Company if the offering does not break escrow within 60 days following the Closing Date by subscribing at least 300,000 shares of the Securities or within 120 days of the Closing Date if the maximum amount of 2,500,000 shares of the Securities are not sold.

     13. Representations, Warrants and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company (or its officers) and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of their officers or directors and will survive delivery of and payment for the Securities.

     14. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to you, will be mailed, delivered or telephoned and confirmed to you at Investors Capital Corporation, 230 Broadway, Lynnfield, MA 01940 Attn: President; and to the Company, to Jerry D. Bringard, President, Gen-Net Lease Income Trust, Inc., 24081 West River Road, First Floor, Grosse Ile, MI 48178.

     15. Parties in Interest. This Agreement is made solely for the benefit of the Underwriter and the Company, and their respective controlling persons, directors and officers, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

     16. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, without giving effect to conflict of law principles.

     18. Counterparts. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding between the Company and you, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                       Very truly yours,
                                       Gen-Net Lease Income Trust, Inc.
                                       By:

                                       -----------------------------------------
                                                 (Authorized Officer)
                                                 Jerry D. Bringard, President

Accepted as of the date first above written:
Investors Capital Corporation
         As Exclusive Managing Underwriter

By:
    ------------------------------
Theodore Charles
Chairman of the Board of Directors






                                    EXHIBIT A




                                   SCHEDULE I

                                  UNDERWRITERS




Underwriter



TOTAL
-----                                           ===============


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